UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — November 21, 2019

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14569 (Commission File Number)	76-0582150 (IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	PAA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In preparation for the scheduled retirement of Greg Armstrong as Chairman of the Board at the end of 2019, the board of directors (the “Board”) of PAA GP Holdings LLC (the “Company”) has carefully considered whether to re-combine the roles of Chairman and CEO following Mr. Armstrong’s retirement. After discussing the matter over the course of several meetings, the Board has concluded that it is in the best interests of the Company at this time to re-combine the roles of Chairman and CEO and establish a strong lead director position. Accordingly, in furtherance of such conclusion and as a part of its ongoing focus on optimizing board structure, membership and governance, on November 21, 2019, the Board took the following actions:

1.	Creation of Lead Director Role and Re-combination of Chairman and CEO Roles. The Board approved Amendment No. 3 to the Third Amended and Restated Limited Liability Company Agreement of the Company (the “Amendment”), which Amendment will be effective January 1, 2020, and provides, among other things, for the creation of a Lead Director role and delineation of the respective responsibilities of the Chairman and the Lead Director. Although not required pursuant to applicable stock exchange regulations for partnership structures, the Amendment also revised the Company’s Limited Liability Company Agreement to provide that the Board shall include at least a majority of Independent Directors (as defined in the Amendment).

2.	Appointments of Messrs. Chiang, Shackouls and Armstrong. Effective January 1, 2020, concurrent with Mr. Armstrong’s retirement as Chairman of the Board, the Board approved (i) the appointment of Willie Chiang as Chairman of the Board (with Mr. Chiang continuing to serve as CEO), (ii) the appointment of Bobby Shackouls to the newly created position of Lead Director (with Mr. Shackouls continuing to serve as chair of the Governance Committee), and (iii) the appointment of Mr. Armstrong to continue serving as a Director for a two year term that expires on December 31, 2021. In connection with these actions, the Board also approved an incremental retainer of $35,000 per annum for the Lead Director position, and a two year extension of Mr. Armstrong’s current employment agreement (to December 31, 2021).

3.	Other Actions. The Board also approved the following additional actions to be effective January 1, 2020: (i) the rotation of the Audit Committee chair role from Everardo Goyanes to Victor Burk, and (ii) in order to evenly distribute the Directors among Board classes, the movement of John Raymond from Class I (term expiring at 2020 Annual Meeting) to Class III (term expiring at 2021 Annual Meeting).

Item 5.03.	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On November 21, 2019, the Board approved the Amendment as described in Item 5.02 above. Capitalized terms used but not defined in this Form 8-K shall have the definitions as set forth in the Third Amended and Restated Limited Liability Company Agreement of the Company, as amended. A copy of the Amendment, which will be effective on January 1, 2020, is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this item by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit 3.1 —	Amendment No. 3 to the Third Amended and Restated Limited Liability Company Agreement of PAA GP Holdings LLC dated November 21, 2019.

Exhibit 104 —	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: November 26, 2019	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Executive Vice President

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